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                                                                     EXHIBIT 4.5

                    JOINDER AND COMMITMENT INCREASE AGREEMENT

         This Joinder and Commitment Increase Agreement (this "Joinder"), dated as of July 15, 1998, is among BankBoston, N.A. ("BKB"), USTrust ("UST") and Bankers Trust Company ("BT" and together with UST, "the New Banks"), the Borrowers referred to below and BankBoston, N.A. in its capacity as administrative agent (the "Agent") for the Banks referred to below. All capitalized terms used herein without definitions shall have the meanings given such terms in the Credit Agreement (as hereinafter defined).

         WHEREAS, NationsRent, Inc. (the "Parent"), its Subsidiaries (collectively with the Parent, the "Borrowers"), BKB and the other lending institutions listed on Schedule I thereto (collectively, the "Banks"), the Agent, LaSalle National Bank as documentation agent for the Banks and Fleet Bank, N.A. and NationsBank, N.A. as co-agents for the Banks are parties to that certain Amended and Restated Revolving Credit Agreement dated as of June 29, 1998 (as amended, restated, modified or supplemented and in effect from time to time. the "Credit Agreement").

         WHEREAS, Section 2.2.2 of the Credit Agreement provides for the increase in the Total Commitment under the Credit Agreement up to $265,000,000 upon the request of the Borrowers with the consent of the Agent;

         WHEREAS, the Borrowers have requested that BKB increase its Commitment under the Credit Agreement to $50,000,000, UST become a Bank under the Credit Agreement with a Commitment of $15,000,000 and BT becomes a Bank under the Credit Agreement with a Commitment of $10,000,000;

         WHEREAS, the Agent is willing to consent to such increase in the Total Commitment and the addition of the New Banks provided that the New Banks, BKB, the Borrowers and the Agent enter into this Joinder;

         NOW THEREFORE, the parties hereto hereby agree as follows:

         1. CONSENT TO JOINDER TO CREDIT AGREEMENT. Pursuant to ss.2.2.2 of the Credit Agreement, the Agent and each of the Borrowers hereby consent to (a) the addition of the New Banks as a Bank hereunder such that, after giving effect hereto and as of the Effective Date, each New Bank shall be a party to the Credit Agreement and shall have the rights and obligations of a Bank thereunder,
(b) the increase of BKB's Commitment to $50,000,000 and (c) the increase of the Total Commitment to $265,000,000 The Borrowers hereby confirm that the increase of the Total Commitment to $265,000,000 is not prohibited pursuant to the terms of the Subordinated Debt.

         2. JOINDER TO CREDIT AGREEMENT. Each New Bank (i) represents and warrants that (A) it is duly and legally authorized to enter into this Joinder Agreement (the "Joinder"), (B) the



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execution, delivery and performance of this Joinder does not conflict with any provision of law or of the charter or by-laws of such New Bank, or of any agreement binding on such New Bank, and (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Joinder, and to render the same the legal, valid and binding obligation of such New Bank, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to ss.ss.6.4 and 7.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder; (iii) agrees that it will, independently and without reliance upon either Bank Agent, either Co-Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) acknowledges and agrees that it has made arrangements with the Agent satisfactory to such New Bank with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         3. ISSUANCE OF REVOLVING CREDIT NOTES; REQUEST FOR LEGAL OPINION. UST requests that the Borrowers issue a new Revolving Credit Note payable to UST in the principal amount of $15,000,000. BT requests that the Borrowers issue a new Revolving Credit Note payable to BT in the principal amount of $10,000,000. BKB requests that the Borrowers issue an Amended and Restated Revolving Credit Note payable to BKB in the principal amount of $50,000,000. BKB agrees to return its Amended and Restated Revolving Credit Note dated as of June 29, 1998 to the Borrowers upon its receipt of the new Amended and Restated Revolving Credit Note. The New Banks and BKB further request that, no later than July 27, 1998, Jones, Day, Reavis & Pogue, as counsel for the Borrowers,, deliver an opinion as to the execution, delivery, authorization and enforceability of the new Revolving Credit Notes and a statement that the New Banks are entitled to rely on the prior opinions as of the respective dates thereof delivered by Jones, Day, Reavis & Pogue in connection with the Credit Agreement.

         4. EFFECTIVE DATE. The effective date for this Joinder shall be July 15, 1998 (the "Effective Date"). Following the execution of this Joinder, the addition of the New Banks shall be recorded in the Register by the Agent.
Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the new Schedule 1 annexed hereto. The Agent shall make such arrangements with the Banks as shall be necessary to provide that each Bank shall hold its Commitment Percentage of outstanding Loans after giving effect to this Joinder.


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         5.       RIGHTS UNDER CREDIT AGREEMENT. Upon the Effective Date, each
New Bank shall be a party to the Credit Agreement and, to the extent provided in this Joinder, have the rights and obligations of a Bank thereunder.

         6. GOVERNING LAW. THIS JOINDER IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         7. COUNTERPARTS. This Joinder may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Joinder, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

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         IN WITNESS WHEREOF, BKB, the New Banks, the Borrowers and the Agent
have duly executed this Joinder as of the date first above written.

                                     BANKBOSTON, N.A., individually and as Agent



                                     By:    /s/ Timothy M. Laurion
                                        ----------------------------------------
                                            Timothy M. Laurion, Director



                                     USTRUST



                                     By:    /s/ Erinn Siagel
                                        ----------------------------------------
                                            Name:  Erinn Siagel
                                            Title:  Vice President



                                    BANKERS TRUST COMPANY



                                    By:     /s/ Patricia Hogan
                                        ----------------------------------------
                                            Name:  Patricia Hogan
                                            Title:  Principal



                                    NATIONSRENT, INC.



                                    By:     /s/ Thomas C. Richardson
                                        ----------------------------------------
                                            Name:  Thomas C. Richardson
                                            Title:  Vice President



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                                    SAM'S EQUIPMENT RENTAL, INC.



                                    By:     /s/ Thomas C. Richardson
                                        ----------------------------------------
                                            Name:  Thomas C. Richardson
                                            Title:  Vice President



                                    GABRIEL TRAILER MANUFACTURING
                                    COMPANY, INC.



                                    By:     /s/ Thomas C. Richardson
                                        ----------------------------------------
                                            Name:  Thomas C. Richardson
                                            Title:  Vice President



                                    NATIONSRENT OF KENTUCKY, INC.



                                    By:     /s/ Thomas C. Richardson
                                        ----------------------------------------
                                            Name:  Thomas C. Richardson
                                            Title:   Vice President



                                    NATIONSRENT OF OHIO, INC.



                                    By:     /s/ Thomas C. Richardson
                                        ----------------------------------------
                                            Name:  Thomas C. Richardson
                                            Title:  Vice President



                                    NATIONSRENT OF INDIANA, INC.



                                    By:     /s/ Thomas C. Richardson
                                        ----------------------------------------
                                            Name:  Thomas C. Richardson
                                            Title:  Vice President



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                                         NATIONSRENT OF WEST VIRGINIA, INC.



                                         By:    /s/ Thomas C. Richardson
                                            ------------------------------------
                                                Name:  Thomas C. Richardson
                                                Title:  Vice President



                                         TITAN RENTALS, INC.



                                         By:    /s/ Thomas C. Richardson
                                            ------------------------------------
                                                Name:  Thomas C. Richardson
                                                Title:  Vice President



                                         NATIONSRENT OF FLORIDA, INC.



                                         By:    /s/ Thomas C. Richardson
                                            ------------------------------------
                                                Name:  Thomas C. Richardson
                                                Title:  Vice President



                                         THE BODE-FINN COMPANY



                                         By:    /s/ Thomas C. Richardson
                                            ------------------------------------
                                                Name:  Thomas C. Richardson
                                                Title:  Vice President



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                                         A-ACTION RENTAL, INC.



                                         By:    /s/ Thomas C. Richardson
                                            ------------------------------------
                                                Name:  Thomas C. Richardson
                                                Title:  Vice President



                                         RAYMOND EQUIPMENT CO.



                                          By:   /s/ Thomas C. Richardson
                                            ------------------------------------
                                                Name:  Thomas C. Richardson
                                                Title:  Vice President



                                          NATIONSRENT OF TEXAS, INC.



                                          By:   /s/ Thomas C. Richardson
                                            ------------------------------------
                                                Name:  Thomas C. Richardson
                                                Title:  Vice President



                                          THE J. KELLY CO. INC.



                                          By:   /s/ Thomas C. Richardson
                                            ------------------------------------
                                                Name:  Thomas C. Richardson
                                                Title:  Vice President




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